EXHIBIT 11



                   STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS



                                                      Year Ended
                                   ___________________________________________
                                   January 28,      January 29,    January 30,
                                          1995             1994           1993
                                     (In thousands, except per share amounts)

Primary

Net Earnings                           $36,821          $29,324        $34,024
                                       =======          =======         =======
Weighted average shares
outstanding:
     Common Shares                      24,495           25,229         24,921

Common equivalent shares:
    Stock Options                          212              486            762

Weighted average common and
common equivalent shares
outstanding, as adjusted                24,707           25,715         25,683
                                        ======           ======         ======
    Earnings per common and common
    equivalent share                     $1.49            $1.14          $1.32
                                         =====            =====          =====

Fully Diluted

Net Earnings                           $36,821          $29,324        $34,024
                                       =======          =======        =======
Weighted average shares
outstanding:
    Common shares                       24,495           25,287         25,346

Common equivalent shares:
    Stock Options                          228              504            903

Weighted average common and
common equivalent shares
outstanding, as adjusted                24,723           25,791         26,249
                                        ======           ======         ======
    Earnings per common and common
    equivalent share                     $1.49            $1.14          $1.30
                                         =====            =====          =====